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                                   FIRST AMENDMENT
                                          TO
                     AMENDED AND RESTATED STOCK OPTION AGREEMENT


     This First Amendment (the "AMENDMENT") to the Amended and Restated Stock Option Agreement between Diversified Corporate Resources, Inc. (the "COMPANY") and M. Ted Dillard ("OPTIONEE") is adopted pursuant to the terms of Article VIII of the Diversified Corporate Resources, Inc. Amended and Restated 1996 Stock Option Plan ("PLAN").

     WHEREAS, the Company has granted Optionee an option (the "OPTION") the terms of which are set forth in an Amended and Restated Stock Option Agreement to purchase a certain number of shares (individually and collectively, "SHARES") of the Company's common stock; and

     WHEREAS, the Board has proposed that the vesting provisions of the Option should provide for acceleration of its vesting in the event of a change in control of the Company and a subsequent termination of the Optionee's employment with the Company under certain circumstances and has further proposed that the same provisions should apply to the Option; and

     WHEREAS, the Board therefor has proposed to amend the Option to provide that, upon a "Special Change in Control" (as described below) Optionee will become fully vested in his Shares upon a subsequent termination of employment under the circumstances described below occurring prior to the final vesting date under the terms of the Option; and

     WHEREAS, the Board has approved this First Amendment; and

     WHEREAS, the Optionee desires to enter into this First Amendment.

     NOW, THEREFORE, in consideration of the premises, the Option is amended as follows:

     1. Paragraph 2 is amended by adding to the end thereof a new paragraph as follows:

          "If (i) a "Special Change in Control" occurs, and
          (ii) Optionee's employment with the Company terminates for any reason other than Voluntary Resignation or Termination for Cause during the twenty-four (24) month period beginning on the Effective Date (as reasonably determined by the Committee) of such Change in Control, then, notwithstanding any provision of this Agreement to the contrary, and without limitation, this Option will become

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          exercisable with respect to all of the Shares subject to this
          Option, at the exercise prices at which the Option would have become exercisable if Optionee had continued in employment through the dates set forth in the preceding paragraph on which the Option would have been exercisable with respect to all of the Shares subject to this Option and will terminate as provided herein.

          "For all purposes hereof, "Voluntary Termination" shall mean the Optionee's resignation from the Company unless such resignation is as a direct proximate result of (i) without Optionee's express written consent, the assignment to Optionee of any duties materially inconsistent with his positions, duties, responsibilities and status (including his removal form the Board of Directors) with the Company on the Effective Date of the Special Change in Control; (ii) a reduction of Optionee's base compensation and bonus compensation (other than a reduction in payments under the Company's incentive bonus program based on a reduction in net profits of the Company) to an amount that is greater than ten percent (10%) lower than such compensation on the Effective Date of the Special Change In Control;
          (iii) relocation of Optionee's principal location of work to any location that is both (x) in excess of fifty (50) miles from the location of Optionee's principal location of work on the Effective Date or the Special Change in Control, and
          (y) in excess of the sum of the distance from Optionee's principal residence on such Effective Date to the location of the Optionee's principal location of work on such Effective Date, plus 50 miles; (iv) failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Optionee, expressly to assume and agree to perform his Employment Agreement and this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; or (v) any material breach of his Employment Agreement as in effect on the Effective Date of the Special Change in Control, or this Agreement, by the Company.

          "For all purposes hereof, "Termination For Cause" shall mean Optionee's termination for cause under his

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          Employment Agreement as in effect on the Effective Date of the
          Special Change in Control or if Optionee does not have an Employment Agreement in effect on the Effective Date of the Special Change in Control, "termination for cause" shall mean any of the following events: (i) the Optionee's conviction or plea of guilty to a crime involving moral turpitude, (ii) any acts of dishonesty or theft on the part of the Optionee that, in the opinion of the Board of Directors of the Company, is detrimental to the best interests of the Company, and (iii) intentional and material violation by the Optionee of any written policy of the Board of Directors of the Company that is not corrected within ninety (90) days after receipt by the Optionee of a detailed written explanation from the Board of Directors of the Company, all as reasonably determined by the Committee in its sole discretion."

     2. Paragraph 5 is amended by renaming it "RECLASSIFICATION, CONSOLIDATION, MERGER AND SPECIAL CHANGE IN CONTROL", and deleting the second sentence and adding in lieu thereof the following:

          "(b) For all purposes hereof "Special Change in Control" means
          (i) any person or entity, including a "group" as defined in
          Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a majority-owned subsidiary thereof, or J. Michael Moore ("Moore") and any affiliate of Moore, becomes the beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company

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          cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. The "Effective Date" of such Special Change in Control shall be the earlier of the date on which an event described in (i), (ii), or
          (iii) occurs, or if earlier, the date of the occurrence of (iv) the approval by shareholders of an agreement by the Company, the consummation of which would result in an event described in (i),
          (ii), or (iii), or (v) the acquisition of beneficial ownership (as defined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, by any entity, person or group (other than the Company, a majority-owned subsidiary of the Company, or Moore and any affiliate of Moore) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, provided, however, that the events described in (iv) and (v) will be considered the Effective Date of a Special Change in Control if they are followed within six (6) months by an event described in (i), (ii) or (iii)."

     3. Paragraph 7 is renamed PLAN PROVISIONS AND BINDING EFFECT and is amended and restated to read as follows:

               The Agreement is in all respects subject to the terms, definitions and provisions of the Plan, all of which are incorporated herein by reference. This Agreement shall be binding upon and inure to the benefit of the Company, the Optionee, and their respective heirs, representatives, successors, and assigns.

     4.   A new paragraph 10 will be added as follows:

               COMMITTEE AUTHORITY. Any questions concerning the interpretation of this Agreement shall be determined by the Committee in its reasonable discretion.

     5.   The effective date of the First Amendment shall be April 30, 1998.

     6. Except as amended by the First Amendment, the terms of the Option shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of this _____ day of September, 1998.

                                       DIVERSIFIED CORPORATE RESOURCES, INC.



                                       By:
                                       Name:
                                       Title:


                                       OPTIONEE



                                       M. Ted Dillard